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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                LXN CORPORATION

     The undersigned, MICHAEL BEEUWSAERT, hereby verifies that:

     1. They are the duly elected and acting Chief Executive Officer, President and Secretary, respectively, of LXN Corporation (the "CORPORATION"), a Delaware corporation.

     2. In accordance with Section 242 and 245 of the General Corporation Law of Delaware the Board of Directors hereby amends and restates the Certificate of Incorporation of the Company.

     3. The Certificate of Incorporation of the Corporation, originally filed July 7, 1993, amended and restated on February 3, 1994, amended and restated on May 26, 1995, amended and restated on July 10, 1996, amended and restated September 5, 1997, amended and restated January 30, 1998, and amended and restated March 8, 1999 is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE 1

     The name of the Corporation Is LXN Corporation.

                                   ARTICLE 2

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the city of Wilmington, county of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE 3

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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                                   ARTICLE 4

     The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is thirteen million six hundred ninety five thousand two hundred forty six (13,695,246). The number of shares of Common Stock which the Corporation is authorized to issue is eight million (8,000,000), par value $.01 per share. The number of shares of Preferred Stock which the Corporation is authorized to issue is five million six hundred ninety five thousand two hundred forty six (5,695,246), par value $.01 per share. The Preferred Stock shall be issued in six series, designated "Series A Preferred Stock," "Series B Preferred Stock," "Series C Preferred Stock," "Series D Preferred Stock," "Series E Preferred Stock" and "Series F Preferred Stock."
The Series A Preferred Stock shall consist of five hundred forty-three thousand three hundred thirty-four (543,334) shares (the "Series A Preferred"), the Series B Preferred Stock shall consist of five hundred thousand (500,000) shares (the "Series B Preferred"), the Series C Preferred Stock shall consist of six hundred thousand (600,000) shares (the "Series C Preferred"), the Series D Preferred Stock shall consist of one million four hundred forty thousand (1,440,000) shares (the "Series D Preferred"), the Series E Preferred Stock shall consist of one million seven hundred fifty four thousand seven hundred sixty nine (1,754,769) shares (the "Series E Preferred") and the Series F Preferred Stock shall consist of eight hundred fifty seven thousand one hundred forty three (857,143) shares (the "Series F Preferred").

     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

     The relative rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock, the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred, the Series F Preferred, or the holders thereof, are as follows:

     SECTION 1.  DIVIDENDS.

     The holders of the Preferred Stock and Common Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of funds legally available therefor. All dividends shall be paid on a pro rata basis on the outstanding Common Stock and Preferred Stock (with the outstanding Preferred Stock sharing in such dividends on an as-converted to common stock basis). The right to dividends shall not be cumulative, and no right shall accrue to holders of shares of Common Stock or Preferred Stock by reason of the fact that dividends on such shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

     SECTION 2.  LIQUIDATION PREFERENCE.

     In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

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         (a) Prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the
Common Stock by reason of their ownership of such stock, the holders of the Series E Preferred and Series F Preferred shall be entitled to receive, on a pari passu basis, for each outstanding share of Series E Preferred (as adjusted for stock splits, stock combinations and the like) then held by each such holder, thirteen dollars ($13.00) plus an amount equal to all declared but unpaid dividends on each such share of Series E Preferred, and for each outstanding share of Series F Preferred (as adjusted for stock splits, stock combinations and the like) then held by each such holder, fourteen dollars ($14.00) plus an amount equal to all declared but unpaid dividends on each such share of Series F Preferred. If the assets and funds thus distributed among the holders of the Series E Preferred and the holders of the Series F Preferred pursuant to this Section 2(a) shall be insufficient to permit payment to all such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series E Preferred and the holders of the Series F Preferred in proportion to the preferential amount that each such holder is otherwise entitled to receive pursuant to this Section 2(a).

         (b) After payment has been made to the holders of the Series E Preferred and the holders of the Series F Preferred of the full amounts to which they shall be entitled pursuant to Section 2(a) above, the holders of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, respectively, shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount equal to (i) for each share of Series A Preferred, three dollars ($3.00) per share (as adjusted for stock splits, stock combinations and the like) plus an amount equal to all declared but unpaid dividends on each such share of Series A Preferred, (ii) for each share of Series B Preferred, five dollars ($5.00) per share (as adjusted for stock splits, stock combinations and the like) plus an amount equal to all declared but unpaid dividends on each such share of Series B Preferred, (iii) for each share of Series C Preferred, ten dollars ($10.00) per share (as adjusted for stock splits, stock combinations and the like) plus an amount equal to all declared but unpaid dividends on each such share of Series C Preferred, and (iv) for each share of Series D Preferred, twelve dollars and fifty cents ($12.50) per share (as adjusted for stock splits, stock combinations and the like) plus an amount equal to all declared but unpaid dividends on each such share of Series D Preferred. If the assets and funds thus distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred pursuant to this Section 2(b) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred in proportion to the preferential amount that each such holder is otherwise entitled to receive.

         (c) After payment has been made to the holders of the Series E Preferred and Series F Preferred of the full amounts to which they shall be entitled as set forth in Section 2(a) and after payment has been made to the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred of the full amounts to which they shall be entitled as set forth in Section 2(b) above, then the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed on a pro rata basis to the holders of
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outstanding shares of Common Stock and Preferred Stock (with the outstanding
Preferred Stock sharing in such distribution on an as-converted to common stock basis).

         (d) For purposes of this Section 2, (i) a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation (other than any merger or consolidation in which stockholders of the Corporation immediately prior to such merger or consolidation beneficially own a majority of the voting shares of the surviving corporation immediately following such merger or consolidation, (ii) a sale of more than 50% of the then-outstanding capital stock of the Corporation (other than a sale in which the stockholders of the Corporation immediately prior to such sale beneficially own a majority of the voting shares of the surviving corporation immediately following such sale) or
(iii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

         (e) Any securities to be delivered to the holders of the Common Stock or Preferred Stock upon merger, reorganization or sale of substantially all the assets of the Corporation shall be valued as follows:

              (1) if traded on a securities exchange or on the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing of such transaction;

              (2) if actively traded over the counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing of such transaction; and

              (3) if there is not active public market for such securities, the value shall be the fair market value thereof as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, voting together as a single class (on an as-converted to common stock basis); provided however that if the Corporation and the holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class (on an as-converted to common stock basis) are unable to reach agreement, then the value shall be determined by independent appraisal by an investment banker hired and paid by the Corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class (on an as-converted to common stock basis).

     SECTION 3. CONSENT FOR CERTAIN REPURCHASES OF COMMON STOCK DEEMED TO BE DISTRIBUTIONS.

     Each holder of an outstanding share of Preferred Stock shall be deemed to have consented, for purposes of Section 228 of the Delaware General Corporation Law, to distributions made by the Corporation in connection with the repurchase of shares of Common Stock at cost issued to or held by officers, directors, employees or consultants upon termination of their employment or services with the Corporation pursuant to agreements approved by the

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Board of Directors of the Corporation or as otherwise set forth in the Bylaws of the Corporation providing for such right of repurchase between the Corporation and such persons.

     SECTION 4.  CONVERSION.

     The holders of Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

          (a) RIGHT TO CONVERT. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent, into such number of fully paid and nonassessable shares of Common Stock, as is determined (i) in the case of Series A Preferred share being converted, by dividing three dollars ($3.00) by the Conversion Price for the Series A Preferred, determined as hereinafter provided, in effect at the time of conversion, (ii) in the case of a Series B Preferred share being converted, by dividing five dollars ($5.00) by the Conversion Price for the Series B Preferred, determined as hereinafter provided, in effect at the time of conversion, (iii) in the case of a Series C Preferred share being converted, by dividing ten dollars ($10.00) by the Conversion Price for the Series C Preferred, determined as hereinafter provided, in effect at the time of conversion, (iv) in the case of a Series D Preferred share being converted, by dividing twelve dollars and fifty cents ($12.50) by the Conversion Price for the Series D Preferred, determined as hereinafter provided, in effect at the time of conversion, (v) in the case of a Series E Preferred share being converted, by dividing thirteen dollars ($13.00) by the Conversion Price for the Series E Preferred, determined as hereinafter provided, in effect at the time of conversion, or (vi) in the case of a Series F Preferred share being converted, by dividing fourteen dollars ($14.00) by the Conversion Price for the Series F Preferred, determined as hereinafter provided, in effect at the time of conversion. The price at which shares Common Stock shall be deliverable upon conversion (the "CONVERSION PRICE") for each series of Preferred Stock shall initially be three dollars ($3.00) per share of Common Stock for each Series A Preferred share, five dollars ($5.00) per share of Common Stock for each Series B Preferred share, ten dollars ($10.00) per share of Common Stock for each Series C Preferred share, twelve dollars and fifty cents ($12.50) per share of Common Stock for each Series D Preferred share, thirteen dollars ($13.00) per share of Common Stock for each Series E Preferred share and fourteen dollars ($14.00) per share of Common Stock for each Series F Preferred share. Such initial Conversion Prices for the Preferred Stock shall be subject to adjustment as hereinafter provided.

     Upon conversion under this Section 4, all declared and unpaid dividends on the shares of Preferred Stock being converted shall be paid either in cash or in shares of Common Stock of the Corporation, at the election of the Company. For purposes of such payments, shares of Common Stock shall be valued at the fair market value at the time of such conversion, as determined by the Board of Directors of the Corporation.

          (b) AUTOMATIC CONVERSION. Each share of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Price for such series of Preferred Stock, upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or any successor form under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (prior to underwriter commissions

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and offering expenses) of not less than twenty dollars ($20.00) per share
(appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like) which results in aggregate net cash proceeds to the Company in excess of twenty five million dollars ($25,000,000). In the event of the automatic conversion of the Preferred Stock upon a public offering as set forth herein, the person(s) entitled to receive the Common Stock issuable upon such conversion shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. Additionally, upon the election of holders of at least a majority of the then outstanding number of shares of any series of Preferred Stock, with the holders of such series voting separately as a single class, all shares of such series of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such series of Preferred Stock.

          (c) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of any shares of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) pay cash equal to such fraction multiplied by the then effective Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred, as the case may be. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that the holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 3(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion on the date of closing of the offering or the effective date of such written consent, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d) (1) ADJUSTMENT OF CONVERSION PRICES OF PREFERRED STOCK. The Conversion Prices of the Series A Preferred, the Series B Preferred, Series C Preferred, Series D

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Preferred, Series E Preferred and Series F Preferred, respectively, shall be subject to adjustment from time to time as follows:

               (i) ADJUSTMENTS FOR SUBDIVISIONS, COMBINATIONS OR CONSOLIDATION OF COMMON STOCK. Following the date this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, in the event the outstanding shares of Common Stock shall be subdivided by stock split, stock dividends or otherwise, into a greater number of shares of Common Stock, the Conversion Price of the Series A Preferred, the Conversion Price of the Series B Preferred, the Conversion Price of the Series C Preferred, the Conversion Price of the Series D Preferred, the Conversion Price of the Series E Preferred and the Conversion Price of the Series F Preferred, respectively, then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Prices of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred and the Series F Preferred, respectively, then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (ii) ADJUSTMENTS FOR STOCK DIVIDENDS AND OTHER DISTRIBUTIONS.
In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation's securities) payable in property or in securities of the Corporation other than shares of Common Stock, and other than as otherwise adjusted in this Section 4 or as provided in Section 1, then and in each such event the holders of Preferred Stock shall receive at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

               (iii) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. Except as provided in Section 2, upon any liquidation, dissolution or winding up of the Corporation, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Preferred Stock shall have been entitled upon such reorganization or reclassification.

          (2) ADJUSTMENTS OF CONVERSION PRICES FOR DILUTIVE ISSUANCES. In addition to the adjustment of the respective Conversion Prices of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred provided in Section 4(d)(1) above, such Conversion Prices shall be subject to further adjustment from time to time as follows:

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               (i)  SPECIAL DEFINITIONS.  For purposes of this Section 4(d)(2), the following definitions shall apply:

                    (1) OPTIONS shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                    (2) ORIGINAL ISSUE DATE shall mean with respect to the Series A Preferred the date on which the first share of Series A Preferred was first issued, with respect to the Series B Preferred the date on which the first share of Series B Preferred was first issued, with respect to the Series C Preferred the date on which the first share of Series C Preferred was first issued, with respect to the Series D Preferred the date on which the first share of Series D Preferred was first issued, with respect to the Series E Preferred the date on which the first share of Series E Preferred was first issued and with respect to the Series F Preferred the date on which the first share of Series F Preferred was first issued.

                    (3) CONVERTIBLE SECURITIES shall mean securities convertible into or exchangeable for Common Stock.

                    (4) ADDITIONAL SHARES OF COMMON STOCK shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(2)(iii), deemed to be issued) by the Corporation after the Original Issue Date other than shares of Common Stock issued (or, pursuant to Section 4(d)(2)(iii), deemed to be issued):

                         (A)  upon conversion of any shares of Preferred Stock;

                         (B)  to officers, directors and employees of, and
consultants to the Corporation pursuant to plans and arrangements approved by the Board of Directors;

                         (C)  as a dividend or other distribution on the
Preferred Stock or pursuant to clause (i), (ii) or (iii) of Section 4(d)(1);

                         (D)  by way of dividend or other distributions on
securities referred to in clauses (A), (B), and (C) above of this Section 4(d)(2)(i)(4); or

                         (E)  upon exercise of warrants to purchase shares of
Common Stock of the Corporation, the issuance of which warrants has been previously approved by the Corporation's Board of Directors.

                    (ii) NO ADJUSTMENT OF CONVERSION PRICES. No adjustment in the Conversion Price of a particular share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price with respect to such share of Preferred Stock in effect on the date of, and immediately prior to such issue.

                    (iii)  DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

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                         (1)  OPTIONS AND CONVERTIBLE SECURITIES.  Except as
otherwise provided in Section 4(d)(2)(i)(4)(A) - (D) and 4(d)(2)(ii), in the event the Corporation at any time or from time to time after the Original Issue Date applicable to each series of Preferred Stock shall issue any Options or Convertible Securities or shall fix a record date for the determination of any holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities (and Options exercisable for Convertible Securities), the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which additional shares of Common Stock are deemed to be issued:

                              (A)  no further adjustment in the Conversion
Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (B)  if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the respective Conversion Prices of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                              (C)  upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the respective Conversion Prices of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                   (i)  in the case of Convertible Securities
or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

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                                   (ii) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                              (D)  no readjustment pursuant to clause (B) or
(C) above shall have the effect of increasing the Conversion Price for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred, respectively, to an amount which exceeds the lower of (i) the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred as the case may be, on the original adjustment date, or (ii) the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred, as the case may be, that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                              (E)  in the case of any Options which expire by
their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred shall be made until the expiration or exercise of all such Options.

                         (iv) ADJUSTMENT OF CONVERSION PRICES UPON ISSUANCE OF
ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(2)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect for the Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred, respectively, on the date of, and immediately prior to such issue, then and in such event, such Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price for such series of Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price for such series of Preferred Stock; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 4(d)(2)(iv), all shares of Common Stock issuable upon or conversion of outstanding Convertible Securities shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 4(d)(2)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to

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

Section 4(d)(2)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect for the Series E Preferred on the date of, and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for such Additional Shares of Common Stock, provided however, that each holder of Series E Preferred shall only be entitled to have such Conversion Price adjusted with regard to shares of Series E Preferred held by such holder if such holder purchases their pro rata share of any such Additional Shares of Common Stock (which pro rata share shall be calculated, for the limited purpose of this subsection (iv), as the ratio of the total number of outstanding shares of Series E Preferred (calculated on an as-converted to common stock basis) then held by such holder to the total number of shares of Common Stock of the Corporation then outstanding or issuable upon conversion of any outstanding Convertible Securities or Options) for the full amount of any consideration per share (or other security, as applicable), if any, otherwise payable to the Corporation by others to whom such Additional Shares of Common Stock are to be issued. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(2)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect for the Series F Preferred on the date of, and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for such Additional Shares of Common Stock, provided however, that each holder of Series F Preferred shall only be entitled to have such Conversion Price adjusted with regard to shares of Series F Preferred held by such holder if such holder purchases their pro rata share of any such Additional Shares of Common Stock (which pro rata share shall be calculated, for the limited purpose of this subsection (iv), as the ratio of the total number of outstanding shares of Series F Preferred (calculated on an as-converted to common stock basis) then held by such holder to the total number of shares of Common Stock of the Corporation then outstanding or issuable upon conversion of any outstanding Convertible Securities or Options) for the full amount of any consideration per share (or other security, as applicable), if any, otherwise payable to the Corporation by others to whom such Additional Shares of Common Stock are to be issued.

                         (v)  DETERMINATION OF CONSIDERATION.  For purposes of
this Section 4(d)(2), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                              (1)  CASH AND PROPERTY.  Such consideration shall:

                                   (A)  insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation prior to amounts paid or payable for accrued interest or accrued dividends and prior to any commissions or expenses paid by the Corporation;

                                   (B)  insofar as it consists of property
other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors, except that any securities so delivered shall be valued as provided in Section 2(e) hereof; and

                                   (C)  in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, the consideration paid for the Additional Shares of Common Stock be the proportion of the total of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                              (2)  OPTIONS AND CONVERTIBLE SECURITIES.  The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(2)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                              (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Option or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (y) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

          (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments; (ii) the Conversion Price at the time in effect for each series of Preferred Stock held by such holder, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock held by such holder.

          (g) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time:

                    (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                    (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                    (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                    (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock: (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty
(20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation.

     SECTION 5.  REDEMPTION.

          (a) RIGHT OF REDEMPTION FOR SERIES E PREFERRED At any time after the earlier of the fifth anniversary of the Original Issue Date for the Series E Preferred, or the occurrence of a Series E Triggering Event, as defined below, if the holders of a majority of then-outstanding shares of Series E Preferred so elect, voting together as a single class, each holder of Series E Preferred shall have the right to require the Corporation to redeem any or all of such holder's shares of Series E Preferred by delivering written notice of such election to the Corporation. The per share redemption price in connection with any such redemption of shares of Series E Preferred shall be thirteen dollars ($13.00) per share, plus any declared but unpaid dividends on such shares of Series E Preferred. In any such case, the holders of a majority of the then-outstanding shares of Series E Preferred shall notify the Corporation in writing of its or their intent to exercise the rights afforded by this Section 5(a) and, upon receipt of such notice, the Corporation shall specify a date (not less than thirty (30) nor more than sixty (60) days from the date the Corporation received such notice) on which such shares shall be redeemed (the "SERIES E OPTIONAL REDEMPTION DATE"). Upon receipt of such notice, the Corporation shall promptly notify the remaining holders of Series E Preferred of their redemption right under this Section

5(a) and of the Series E Optional Redemption Date. The remaining holders of Series E Preferred shall have the right to participate in such redemption if they so elect by giving the Corporation written notice to such effect within ten
(10) days of having received such notice. For the purposes of this Section 5, any holder of Series E Preferred who has received a distribution under Section 2(a) hereof representing the full amount owed to such stockholder pursuant to that Section shall not be entitled to elect to have any of such holder's shares of Series E Preferred redeemed under this Section 5, and such stockholder's shares of Series E Preferred shall not be considered outstanding for the limited purpose of the election to be redeemed under this Section 5(a). For the purposes of this Section 5, a holder of Series E Preferred who has received a distribution under Section 2(a) hereof representing less than the full amount owed to such stockholder pursuant to that Section shall be entitled to elect to have such holders' shares of Series E Preferred redeemed under this Section 5, but such stockholder shall be entitled to redeem only that number of shares of Series E Preferred which would entitle such stockholder to receive a distribution under this Section 5 which, when added to the amount such stockholder has already received under Section 2(a), would result in such stockholder receiving a total distribution which would constitute the full amount payable to such stockholder under Section 2(a). Such stockholder will then not be entitled to any further distribution under Section 2(a) nor will such stockholder have any further right to be redeemed under this Section 5 with regard to any shares of Series E Preferred still held by such stockholder and, from that date forward, such stockholder's shares of Series E Preferred shall not be considered outstanding for the limited purpose of the election to be redeemed under Section 5(a).

     (b) RIGHT OF REDEMPTION FOR SERIES F PREFERRED. At any time after the earlier of the fifth anniversary of the Original Issue Date for the Series F Preferred, or the occurrence of a Series F Triggering Event, as defined below, if the holders of a majority of then-outstanding shares of Series F Preferred so elect, voting together as a single class, each holder of Series F Preferred shall have the right to require the Corporation to redeem any or all of such holder's shares of Series F Preferred by delivering written notice of such election to the Corporation. The per share redemption price in connection with any such redemption of shares of Series F Preferred shall be fourteen dollars ($14.00) per share, plus any declared but unpaid dividends on such shares of Series F Preferred. In any such case, the holders of a majority of the then-outstanding shares of Series F Preferred shall notify the Corporation in writing of its or their intent to exercise the rights afforded by this Section 5(a) and, upon receipt of such notice, the Corporation shall specify a date (not less than thirty (30) nor more than sixty (60) days from the date the Corporation received such notice) on which such shares shall be redeemed (the "SERIES F OPTIONAL REDEMPTION DATE"). Upon receipt of such notice, the Corporation shall promptly notify the remaining holders of Series F Preferred of their redemption right under this Section 5(b) and of the Series F Optional Redemption Date. The remaining holders of Series F Preferred shall have the right to participate in such redemption if they so elect by giving the Corporation written notice to such effect within ten (10) days of having received such notice. For the purposes of this Section 5, any holder of Series F Preferred who has received a distribution under Section 2(a) hereof representing the full amount owed to such stockholder pursuant to that Section shall not be entitled to elect to have any of such holder's shares of Series F Preferred redeemed under this Section 5, and such stockholder's shares of Series F Preferred shall not be considered outstanding for the limited purpose of the election to be redeemed under this
Section 5(b). For the purposes of this Section 5, a holder of Series F Preferred who has received a distribution under Section 2(a) hereof representing less than the full amount owed to such stockholder pursuant to that Section shall be entitled to elect to have such holders' shares of Series F Preferred redeemed under this Section 5, but such stockholder shall be entitled to redeem only that number of shares of Series F Preferred which would entitle such stockholder to receive a distribution under this Section 5 which, when added to the amount such stockholder has already received under Section 2(a), would result in such stockholder receiving a total distribution which would constitute the full amount payable to such stockholder under Section 2(a). Such stockholder will then not be entitled to any further distribution under Section 2(a) nor will such stockholder have any further right to be redeemed under this Section 5 with regard to any shares of Series F Preferred still held by such stockholder and, from that date forward, such stockholder's shares of Series F Preferred shall not be considered outstanding for the limited purpose of the election to be redeemed under Section 5(b).

          (c)  TRIGGERING EVENT.  For the purposes of this Section 5, a
"Series E Triggering Event" shall mean a breach by the Corporation of any of its obligations owed to holders of Series E Preferred under this Certificate of Incorporation or the Sixth Amended and Restated Registration Rights Agreement dated October __, 2000, by and among the Corporation and the parties listed on Exhibits A through F attached thereto, provided, however, that in the event of any such alleged breach by the Corporation, prior to such alleged breach being deemed a Series E Triggering Event hereunder, the holders of a majority of the then-outstanding shares of Series E Preferred must provide the Corporation with written notice of such alleged breach. The Corporation shall then have thirty
(30) calendar days to cure such alleged breach to the reasonable satisfaction of the holders of a majority of the then-outstanding shares of Series E Preferred prior to such alleged breach being deemed a Series E Triggering Event hereunder. For the purposes of this Section 5, a "Series F Triggering Event" shall mean a breach by the Corporation of any of its obligations owed to holders of Series F Preferred under this Certificate of Incorporation or the Sixth Amended and Restated Registration Rights Agreement dated October __, 2000, by and among the Corporation and the parties listed on Exhibits A through F attached thereto, provided, however, that in the event of any such alleged breach by the Corporation, prior to such alleged breach being deemed a Series F Triggering Event hereunder, the holders of a majority of the then-outstanding shares of Series F Preferred must provide the Corporation with written notice of such alleged breach. The Corporation shall then have thirty (30) calendar days to cure such alleged breach to the reasonable satisfaction of the holders of a majority of the then-outstanding shares of Series F Preferred prior to such alleged breach being deemed a Series F Triggering Event hereunder.

          (d)  PAYMENT.  The aggregate redemption price pursuant to
Section 5(a) shall be due and payable on the Series E Optional Redemption Date, to the extent there are funds legally available therefor. The aggregate redemption price pursuant to Section 5(b) shall be due and payable on the Series F Optional Redemption Date, to the extent there are funds legally available therefor. The Corporation shall take all action consistent with the Delaware General Corporation Law and U.S. GAAP to maximize the amount of funds legally available to pay the aggregate redemption price under this Section 5(d). In the event there are not funds legally available to pay the redemption price for each share pursuant to Section 5(a) and/or 5(b), the holders of Series E Preferred and Series F Preferred shall be redeemed pro rata in proportion to the total number of shares of Series E Preferred and Series F Preferred held by each such holder for which the Corporation has received valid written notice of election to redeem pursuant to Section 5(a) and 5(b) above. The Corporation shall pay any unpaid portion of the redemption price as soon as such funds become legally available therefor, consistent with maintaining the ongoing operations of the Corporation. During such time as the Corporation has such outstanding obligations, it shall not pay cash dividends on any shares of its capital stock or purchase, redeem or otherwise acquire or commit to acquire any shares of its capital stock, except in connection with the repurchase of shares of Common Stock from employees, officers, directors or consultants of the Corporation in connection with the termination of their employment or services pursuant to plans, agreements or arrangements approved by the Board of Directors of the Corporation. In no event however shall the Corporation be required to liquidate any assets, other than short-term securities held for investment purposes, to satisfy its obligation to make such payments in respect of the redemption of the Series E Preferred and/or Series F Preferred, as applicable, under this Section 5.

          (e)  NOTICE OF REDEMPTION: SURRENDER OF CERTIFICATES.  On the
Series E Optional Redemption Date, whether or not the share certificates are surrendered for payment of the redemption price, the shares as to which the Corporation has received a redemption notice under Section 5(a), and as to which the Corporation has either tendered payment of the redemption amount to the stockholder or deposited with any bank or trust company in California as a trust fund a sum sufficient to redeem, shall no longer be outstanding and the holders thereof shall cease to be stockholders of the Corporation with respect to such shares on and after such date and shall be entitled only to receive the redemption price without interest upon surrender of the share certificate. On the Series F Optional Redemption Date, whether or not the share certificates are surrendered for payment of the redemption price, the shares as to which the Corporation has received a redemption notice under Section 5(b), and as to which the Corporation has either tendered payment of the redemption amount to the stockholder or deposited with any bank or trust company in California as a trust fund a sum sufficient to redeem, shall no longer be outstanding and the holders thereof shall cease to be stockholders of the Corporation with respect to such shares on and after such date and shall be entitled only to receive the redemption price without interest upon surrender of the share certificate. If less than all the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

     SECTION 6.  VOTING RIGHTS.

     Except as otherwise required by law or by Section 7 or by Article 5 hereof, the holder of each share of Common Stock issued and outstanding shall have one vote with respect to such share and the holder of each share of Preferred Stock shall be entitled with respect to such share to a number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class (except as required by Section 7 or by the General Corporation Law of Delaware). Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

     SECTION 7.  COVENANTS.

          (a) In addition to any other rights provided by law, so long as any Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Preferred Stock, voting together as single class (with such votes being calculated on an as converted into Common Stock basis):

               (1) create any new class of shares which has rights, preferences or privileges superior to or on a parity with any series of Preferred Stock;

               (2) take any action which results in a taxable event to any holders of Preferred Stock under Section 305 of the Internal Revenue Code 1986, as amended;

               (3) declare any dividend on any stock junior to the Preferred Stock;

               (4) repurchase any stock junior to the Preferred Stock except for stock repurchased at cost pursuant to those certain Founder's Stock Purchase Agreements dated October 15, 1993 and that certain Stock Purchase Agreement dated December 15, 1993 or from employees at cost upon termination of such employees' employment with the Company;

               (5) sell all or substantially all of the Corporation's assets or merge into or consolidate with any other corporation (other than a merger or consolidation in which holders of the Corporation's voting securities immediately prior to the transaction own a majority of the Corporation's voting securities immediately after the transaction); or

               (6) increase the authorized number of directors of the Corporation.

          (b) In addition to any other rights provided by law, so long as any Series A Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series A Preferred:

               (1) alter or change the rights, preferences, privileges or restrictions of the Series A Preferred in a manner which would affect such series adversely; or

               (2) increase or decrease (other than by conversion in accordance with this Amended and Restated Certificate of Incorporation) the authorized number of shares of Series A Preferred;

               (3) amend or appeal any provision of, or add any provision to, its Amended and Restated Certificate of Incorporation or Bylaws if such action would alter or change any of the rights, preferences or privileges of any share of Series A Preferred in a manner which would affect such series adversely;

          (c) In addition to any other rights provided by law, so long as any Series B Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series B Preferred:

               (1) alter or change the rights, preferences, privileges or restrictions of the Series B Preferred in a manner which would affect such series adversely; or

               (2) increase or decrease (other than by conversion in accordance with this Amended and Restated Certificate of Incorporation) the authorized number of shares of Series B Preferred;

               (3) amend or appeal any provision of, or add any provision to, its Amended and Restated Certificate of Incorporation or Bylaws if such action would alter or change any of the rights, preferences or privileges of any share of Series B Preferred in a manner which would affect such series adversely;

          (d) In addition to any other rights provided by law, so long as any Series C Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series C Preferred:

               (1) alter or change the rights, preferences, privileges or restrictions of the Series C Preferred in a manner which would affect such series adversely; or

               (2) increase or decrease (other than by conversion in accordance with this Amended and Restated Certificate of Incorporation) the authorized number of shares of Series C Preferred;

               (3) amend or appeal any provision of, or add any provision to, its Amended and Restated Certificate of Incorporation or Bylaws if such action would alter or change any of the rights, preferences or privileges of any share of Series C Preferred in a manner which would affect such series adversely;

          (e) In addition to any other rights provided by law, so long as any Series D Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series D Preferred:

               (1) alter or change the rights, preferences, privileges or restrictions of the Series D Preferred in a manner which would affect such series adversely; or

               (2) increase or decrease (other than by conversion in accordance with this Amended and Restated Certificate of Incorporation) the authorized number of shares of Series D Preferred;

               (3) amend or appeal any provision of, or add any provision to, its Amended and Restated Certificate of Incorporation or Bylaws if such action would alter or change any of the rights, preferences or privileges of any share of Series D Preferred in a manner which would affect such series adversely;

          (f) In addition to any other rights provided by law, so long as any Series E Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series E Preferred:

               (1) alter or change the rights, preferences, privileges or restrictions of the Series E Preferred in a manner which would affect such series adversely; or

               (2) increase or decrease (other than by conversion in accordance with this Amended and Restated Certificate of Incorporation) the authorized number of shares of Series E Preferred;

               (3) amend or appeal any provision of, or add any provision to, its Amended and Restated Certificate of Incorporation or Bylaws if such action would alter or change any of the rights, preferences or privileges of any share of Series E Preferred in a manner which would affect such series adversely;

          (g) In addition to any other rights provided by law, so long as any Series F Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series F Preferred:

               (1) alter or change the rights, preferences, privileges or restrictions of the Series F Preferred in a manner which would affect such series adversely; or

               (2) increase or decrease (other than by conversion in accordance with this Amended and Restated Certificate of Incorporation) the authorized number of shares of Series F Preferred;

               (3) amend or appeal any provision of, or add any provision to, its Amended and Restated Certificate of Incorporation or Bylaws if such action would alter or change any of the rights, preferences or privileges of any share of Series F Preferred in a manner which would affect such series adversely;

     SECTION 8.  RESIDUAL RIGHTS.

     All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

                                   ARTICLE 5

     The authorized number of directors of the Corporation shall be fixed at seven (7).

     So long as at least 500,000 shares of Series A Preferred and Series B Preferred taken together shall be outstanding (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like), at least 250,000 shares of Series C Preferred shall be outstanding (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like), and at least 250,000 shares of Series D Preferred shall be outstanding (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like), the holders of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred shall be entitled to elect, voting as a single class (with such votes being calculated on an as converted into Common Stock basis), three directors. So long as at least 250,000 shares of Series E Preferred shall be outstanding (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like), the holders of the Series E Preferred Stock shall be entitled to elect, voting as a separate class, one director. The Common Stock, voting as a separate class, shall be entitled to elect two directors. The holders of the Preferred Stock and Common Stock shall be entitled to elect, voting together as a single class (with such votes by holders of Preferred Stock being calculated on an as converted into Common Stock basis), all remaining directors.

                                   ARTICLE 6

     A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE 7

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

                                   ARTICLE 8

     The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation (except to the extent specifically provided in this Amended and Restated Certificate of Incorporation), but the stockholders may make additional Bylaws and may alter or repeal any Bylaw whether adopted by them or otherwise.

     The undersigned, MICHAEL BEEUWSAERT further verifies that:

     1. The amendment and restatement set forth herein has been duly approved by the board of directors of the Corporation.

     2. The amendment and restatement set forth herein has been duly approved by the required vote of stockholders in accordance with Section 228 of the Delaware General Corporation Law. The total number of outstanding shares of Common Stock of the Corporation is 554,836. The number of shares of Common Stock voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock. The total number of outstanding shares of Series A Preferred Stock of the Corporation is 543,334. The number of shares of Series A Preferred Stock voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the Series A Preferred Stock. The total number of outstanding shares of Series B Preferred Stock of the Corporation is 500,000. The number of shares of the Series B Preferred Stock voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the Series B Preferred Stock. The total number of outstanding shares of Series C Preferred Stock of the Corporation is 566,200. The percentage vote required was more than 50% of the Series C Preferred Stock. The number of shares of Series C Preferred Stock voting in favor of the amendment and restatement equaled or exceeded the vote required. The total number of outstanding shares of Series D Preferred Stock of the Corporation is 1,258,260. The percentage vote required was more than 50% of the Series D Preferred Stock. The number of shares of Series D Preferred Stock voting in favor of the amendment and restatement equaled or exceeded the vote required. The total number of outstanding shares of Series E Preferred Stock of the Corporation is 782,750. The percentage vote required was more than 50% of the Series E Preferred Stock. The number of shares of Series E Preferred Stock voting in favor of the amendment and restatement equaled or exceeded the vote required

     Each of us declares under penalty of perjury under the Laws of the State of Delaware that the foregoing is true and correct.

     IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on October __, 2000.



                                             -----------------------------------
                                             MICHAEL BEEUWSAERT, Chief Executive
                                             Officer and President


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